UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II,

a Michigan Limited Partnership

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UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

280 Daines Street, Suite 300, Birmingham, Michigan 48009

NOTICE OF SPECIAL MEETING OF THE UNIT HOLDERS AND LIMITED PARTNERS

To Be Held on January 17, 2017

November 29, 2016

To the Unit Holders and Limited Partners of Uniprop Manufactured Housing Communities Income Fund II:

On behalf of the general partner, Genesis Associates Limited Partnership (the “General Partner”), of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the “Partnership” or the “Fund”), I am pleased to invite our unit holders (the “Unit Holders”) and limited partners (the “Limited Partners”) to a special meeting of the Unit Holders and Limited Partners (the “Special Meeting”). The Special Meeting will be held on January 17, 2017 at the principal executive offices of the Partnership at 280 Daines Street, Suite 300, Birmingham, Michigan 48009, commencing at 10:00 a.m. (local time) for the purpose of considering and voting upon a proposal (the “Proposal”) as more fully described in the attached proxy statement (the “Proxy Statement”).

The Proposal

Adoption of the Plan of Dissolution. We are requesting that you approve the proposed Plan of Dissolution. The Plan of Dissolution consists of two phases: Phase One – Sale of the Properties and Phase Two – Dissolution and Winding-up of the Partnership.

•	Phase One: In Phase One, the General Partner will be directed and will have the authority to sell the Partnership’s last two real estate properties, our Sunshine Village and West Valley manufactured housing communities (the “Properties”). Other than liquid assets on the balance sheet, these Properties constitute substantially all of the Partnership assets. The General Partner will have broad authority to sell the Properties at a price and on terms and conditions acceptable to it in its discretion, subject to receiving the affirmative recommendation from Manufactured Housing Services, Inc., a New York corporation and a consultant to the Partnership (the "Consultant"), pursuant to the Second Amended and Restated Consulting Agreement, dated January 9, 2005, on the terms of the proposed sale. Recognizing that imposing deadlines for the disposition of the Properties may cause potential purchasers to delay their offers in hopes of achieving a lower price, in the event that the General Partner is not able to achieve a sales price and terms for one or both properties that it feels is in the best interest of the Partnership and Unit Holders, then the General Partner may delay or postpone indefinitely the sale of one or both of the Properties, so long as the Consultant supports the recommendation of the General Partner to do so.

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•	Phase Two: After selling the Properties, the General Partner will file a Certificate of Cancellation with the relevant authorities of the State of Michigan, thereby dissolving the Partnership under state law. The General Partner will then proceed to wind up the affairs and operations of the Partnership. As described in the Plan of Dissolution more fully, the process of winding up the Partnership will include several steps, including: liquidating any remaining assets; paying creditors and expenses of the Partnership; providing a reserve for the payment of anticipated future liabilities; and distributing the net proceeds to the partners in accordance with the Partnership’s governing documents and applicable law. Once the wind-up has been completed or the partnership falls below 300 Unit Holders of record, whichever occurs first, the General Partner will file a Form 15 Certification and Notice of Termination of Registration with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which will suspend the Partnership’s obligation to file periodic or current reports under the Exchange Act or comply with the requirements of the SEC’s proxy rules.

For further details regarding the Proposal, including fees payable and other benefits to the General Partner in connection with the Proposal, see the section of this Proxy Statement entitled “Proposal” beginning on page 11.

The General Partner has fixed the close of business on November 21, 2016 as the record date for the determination of Unit Holders and Limited Partners entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. Unit Holders and Limited Partners of record at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

For further information regarding the matter to be acted upon at the Special Meeting, the General Partner urges you to read the accompanying Proxy Statement carefully and completely. If you have questions about the Proposal or would like additional copies of the Proxy Statement, please contact: Uniprop Manufactured Housing Communities Income Fund II, 280 Daines Street, Suite 300, Birmingham, Michigan 48009, Attention: Roger Zlotoff, Telephone: (248) 594-6812, E-mail: roger@uniprop.com, website: http://www.uniprop.com/investor-relations/.

Whether you own a few or many units of limited partnership interest (the “Units”) and whether you plan to attend the Special Meeting in person or not, it is important that your Units be voted at the Special Meeting. You may authorize a proxy to vote your Units by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached Proxy Statement. If you prefer, you may authorize a proxy to vote your Units by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your Units voted in accordance with the recommendation of the General Partner. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from us or our proxy solicitor reminding you to vote your Units.

If you have any questions or need assistance voting, please call Georgeson LLC, our proxy solicitor in connection with the Special Meeting, toll-free at 1-866-216-0462.

By Order of the General Partner,

Genesis Associates Limited Partnership

By:	Uniprop, Inc., Managing General Partner

By:	/s/ Roger Zlotoff
Roger Zlotoff, its President & Chief Executive Officer

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Uniprop Manufactured Housing Communities Income Fund II

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

280 Daines Street, Suite 300, Birmingham, Michigan 48009

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (the “Proxy Statement”) is solicited by and on behalf of Genesis Associates Limited Partnership, the General Partner (the “General Partner”) of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (which we refer to in this Proxy Statement as the “Partnership” or the “Fund”), for use at a special meeting of the unit holders and limited partners (the “Special Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Partnership, and references in this Proxy Statement to “you” refer to the unit holders (the “Unit Holders”) of units of limited partnership interest (the “Units”) or limited partners (the “Limited Partners”) of the Partnership. The mailing address of our principal executive offices is 280 Daines Street, Suite 300, Birmingham, Michigan 48009.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on January 17, 2017

This Proxy Statement and the Notice of Special Meeting are available at: www.proxy-direct.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Special Meeting and where will it be held?

The Special Meeting will be held on January 17, 2017, commencing at 10:00 a.m. (local time) at the principal executive offices of the Partnership at 280 Daines Street, Suite 300, Birmingham, Michigan 48009.

What is the purpose of the Special Meeting?

At the Special Meeting, Unit Holders and Limited Partners of the Partnership will vote upon the following proposal (the “Proposal”):

Adoption of the Plan of Dissolution. We are requesting that you approve the proposed Plan of Dissolution. The Plan of Dissolution consists of two phases: Phase One – Sale of the Properties and Phase Two – Dissolution and Winding-up of the Partnership.

•	Phase One: In Phase One, the General Partner will be directed and will have the authority to sell the Partnership’s last two real estate properties, our Sunshine Village and West Valley manufactured housing communities (the “Properties”). Other than liquid assets on the balance sheet, these Properties constitute substantially all of the Partnership assets. The General Partner will have broad authority to sell the Properties at a price and on terms and conditions acceptable to it in its discretion, subject to receiving the affirmative recommendation from Manufactured Housing Services, Inc., a New York corporation and a consultant to the Partnership (the "Consultant"), pursuant to the Second Amended and Restated Consulting Agreement, dated January 9, 2005, on the terms of the proposed sale. Recognizing that imposing deadlines for the disposition of the Properties may cause potential purchasers to delay their offers in hopes of achieving a lower price, in the event that the General Partner is not able to achieve a sales price and terms for one or both properties that it feels is in the best interest of the Partnership and Unit holders, then the General Partner may delay or postpone indefinitely the sale of one or both of the Properties, so long as the Consultant supports the recommendation of the General Partner to do so.

•	Phase Two: After selling the Properties, the General Partner will file a Certificate of Cancellation with the relevant authorities of the State of Michigan, thereby dissolving the Partnership under state law and entering Phase Two of the Plan of Dissolution. As described in the Plan of Dissolution more fully, the process of winding up the Partnership will include several steps, including: liquidating any remaining assets; paying creditors and expenses of the Partnership; providing a reserve for the payment of anticipated future liabilities; and distributing the net proceeds to the partners in accordance with the Partnership’s governing documents and applicable law. Once the wind-up has been completed or the partnership falls below 300 Unit Holders of record, whichever occurs first, the General Partner will file a Form 15 Certification and Notice of Termination of Registration with the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which will suspend the Partnership’s obligation to file periodic or current reports under the Exchange Act or comply with the requirements of the SEC’s proxy rules.

For further details regarding the Proposal, including fees payable and other benefits to the General Partner in connection with the Proposal, see the section of this Proxy Statement entitled “Proposal” beginning on page 11.

No other matter may be considered at the Special Meeting other than the matter set forth above.

Why was the Plan of Dissolution proposed?

The General Partner explored other options prior to determining to propose the Plan of Dissolution. The General Partner determined that the Proposal of the Plan of Dissolution is in the Partnership’s and its Unit Holders’ and Limited Partners’ best interest for a number of reasons, including:

•	the overall return to the Unit Holders and Limited Partners; and

•	the costs of continuing to operate the Partnership, including regulatory compliance costs, in light of its asset value.

The General Partner also considered potentially negative factors in its deliberations concerning the Plan of Dissolution, including the following:

•	there can be no assurance that the Partnership will be successful in disposing of its assets for values equal to or exceeding the low range of our estimated net asset value or that the dispositions would occur in the time frame expected;

•	the anticipated expenses and potential for unforeseen expenses that will or may be incurred in connection with the sale of our assets; and

•	if the plan is approved and implemented, the Unit Holders and Limited Partners will no longer participate in any future earnings or growth of the Partnership’s assets or benefit from any increases in their value once the Partnership’s assets are sold.

What will I receive in the liquidation?

We are planning to sell the Partnership’s remaining Properties – Sunshine Village and West Valley, both of which are manufactured housing communities. The net proceeds, after defeasing the outstanding mortgage notes payable and provision for expenses and reserves, will be distributed to the Limited Partners and Unit Holders in accordance with the Plan of Dissolution.

By way of illustration and based on the estimated fair values of the Properties as of February 1, 2016, which are in turn based upon periodic broker opinions of value received for each property, we estimate that the Partnership will receive between $43 million and $49 million for the sale of the Properties. See the section “Properties” on page 16 below and the estimated Sources and Uses attached as Annex B. Accordingly, after deduction of expenses of the sales and repayment of related debt as shown in Annex B, but prior to deduction of an amount necessary to establish reserves for general expenses and other liabilities of the Partnership incurred in connection with winding-up the Partnership, we estimate that the amount available for distribution will be between $19 million and $23 million. For additional detail, see Annex B.

These ranges are estimates and we cannot guarantee at this time the exact amount that you will receive.

As detailed in the Plan of Dissolution, the General Partner expects to distribute 90% of the net proceeds of each sale to the Unit Holders after retaining adequate reserves, as determined by the General Partner in the reasonable exercise of its discretion, within thirty days of closing on the sale of each of the Properties.

When will I receive my liquidating distributions?

In additional to those distributions described immediately above, we expect to make liquidating distributions to our Unit Holders and Limited Partners in one or more payments throughout the period of the liquidation process and to make the final liquidating distribution after we sell all of our assets, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 18 months after approval by the Unit Holders and Limited Partners of the sale of all or substantially all of our assets, our liquidation, and our dissolution, pursuant to the Plan of Dissolution.

The actual amounts and times of the liquidating distributions will be determined by the General Partner. If you transfer your Units during the liquidation, the right to receive liquidating distributions will transfer with those Units.

What are the U.S. federal income tax consequences of the liquidation?

If the sale of the Properties, our dissolution, and our liquidation, pursuant to the Plan of Dissolution, is approved by the Unit Holders and Limited Partners of the Partnership, distributions to you under the Plan of Dissolution should not be taxable to you for U.S. federal income tax purposes until the distributions exceed the adjusted tax basis of your Units, and then should be taxable to you as capital gain (assuming you hold your Units as a capital asset). A summary of these tax consequences begins at page 17 of this Proxy Statement. You should consult your own tax advisor for a full understanding of the particular tax consequences of the liquidation to you.

Are there any interests in the Proposal that differ from my own?

Yes. If the Plan of Dissolution is adopted, Uniprop AM, LLC, an affiliate of the General Partner that manages the Properties of the Partnership (the “Property Manager”), will receive a property disposition fee of 2.5% of the gross sales price of the Properties (the “Property Disposition Fee”). In the event the General Partner decides to use a broker in the sale of the properties, any such broker will be paid from the Property Disposition Fee. Additionally, the Property Manager will receive 1.5% of the gross sales price of the Properties (the “Management Retention Bonus”), to be shared solely amongst its management team. This Management Retention Bonus will be set up to provide the management team of the Property Manager with compensation and incentives for its role in dissolving and winding-up the business of the Partnership. Finally, the Property Manager will be entitled to receive a monthly management fee of $20,000 per month (the “Monthly Management Fee”) for 12 months from and after the closing date of the sale of the last Property. There are no fees, bonuses or compensation payable to the General Partner and its employees or affiliates, including the Property Manager, in connection with the sale of the Properties or the dissolution of the Partnership, except for the Property Disposition Fee, Management Retention Bonus, and Monthly Management Fee. Additionally, once the Certificate of Cancellation has been filed, affiliates of the General Partner will no longer receive the property management fees or guaranty fee they currently receive under the Partnership Agreement. For additional detail regarding related party transactions in connection with the Proposal, see “Related Party Transactions” beginning on page 15.

The Property Disposition Fee, Management Retention Bonus and Monthly Management Fee are outside of the fees payable to the General Partner and its affiliates as contemplated by the Partnership Agreement. However, the General Partner believes these fees are merited for a number of reasons, including: the General Partner’s and the management team’s knowledge of and relationships with potential buyers; ability to market the Properties for sale; track-record of having obtained sales prices in excess of the appraised value in prior sales of Partnership properties; and ability to manage the sale process, including with respect to special statutory provisions requiring the presentation of certain offers to purchase the Properties to homeowners’ associations at each respective Property. For additional details regarding the advantages of the Plan of Dissolution, see “Recommendations of the General Partner” beginning on page 13.

Who can vote at the Special Meeting?

The record date for the determination of the Unit Holders and Limited Partners entitled to notice of and to vote at the Special Meeting, or any postponement or adjournment of the Special Meeting, is the close of business on November 21, 2016. As of the record date, 3,303,387 Units were issued and outstanding and entitled to vote at the Special Meeting. Limited Partners, including the initial Limited Partner voting the interests of the Unit Holders at their direction, are entitled to vote on all matters in respect of which they are entitled to vote as a single group.

How many votes do I have?

You are entitled to one vote for each Unit of Limited Partnership Interest you hold.

How may I vote?

You may vote in person at the Special Meeting or by authorizing a proxy to vote your Units. Instructions for in-person voting, including directions to the Special Meeting, can be obtained by contacting Georgeson LLC, our proxy solicitor, by calling 1-866-216-0462. Unit Holders and Limited Partners may authorize a proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Unit Holders and Limited Partners also have the following two options for authorizing a proxy to vote their Units:

•	via the Internet at www.proxy-direct.com; or

•	by telephone, by calling 1-800-337-3503.

For those Unit Holders and Limited Partners with Internet access, we encourage you to authorize a proxy to vote your Units via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us that benefit you as a Unit Holder. In addition, when you authorize a proxy to vote your Units via the Internet or by telephone prior to the Special Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your Units, see your proxy card enclosed with this Proxy Statement. You may also vote your Units at the Special Meeting. If you attend the Special Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Special Meeting.

How will proxies be voted?

Units represented by valid proxies will be voted at the Special Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the Units will be voted:

•	“FOR” the proposal to adopt the Plan of Dissolution.

No other business will be presented at the Special Meeting other than as set forth in the attached Notice of Special Meeting of the Unit Holders and Limited Partners.

How can I change my vote or revoke a proxy?

You may revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone by calling Georgeson LLC, our proxy solicitor, at 1-866-216-0462, or via the Internet at www.proxy-direct.com; or (ii) by attending the Special Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Special Meeting.

What vote is required to approve the Proposal?

The affirmative vote of a majority in interest, as a group, of the Unit Holders and the Limited Partners is required for approval of the Proposal regarding the Plan of Dissolution.

For purposes of the Proposal, abstentions and any failures to vote will have the same effect as votes against the Proposal. The Proposal, if approved, will not entitle Unit Holders and Limited Partners to appraisal rights under Michigan law or any other law or document.

See “Proposal” on page 11 for more detailed information regarding the Proposal.

What constitutes a “quorum”?

The presence at the Special Meeting, in person or represented by proxy, of Unit Holders and Limited Partners entitled to cast at least 50% of all the votes entitled to be cast at the Special Meeting constitutes a quorum. Abstentions will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

The Partnership will bear the expenses of soliciting the proxies. Proxies may be solicited by mail, telephone or email by the General Partner and its regular employees and affiliates, none of whom will receive any additional compensation for his or her services. The General Partner will request brokers, nominees and other fiduciaries and custodians who hold Units in their names to furnish this Proxy Statement and any accompanying materials to the beneficial owners of such Units. The Partnership will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners. We have hired Georgeson LLC to solicit proxies for a fee of $10,000 plus reasonable expenses for additional services.

What does it mean if I receive more than one proxy card?

Some of your Units may be registered differently or held in a different account. You should authorize a proxy to vote the Units in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your Units are voted. If you hold your Units in registered form and wish to combine your accounts in the future, you should call us at (248) 594-6812. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a Unit Holder.

Whom should I contact for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my Units?

If you have questions or need assistance voting, please contact Georgeson LLC, our proxy solicitor in connection with the Special Meeting, toll-free at 1-866-216-0462, or visit www.proxy-direct.com.

Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Special Meeting or would like additional copies of this Proxy Statement, please contact: Uniprop Manufactured Housing Communities Income Fund II, 280 Daines Street, Suite 300, Birmingham, Michigan 48009, Attention: Roger Zlotoff, Telephone: (248) 594-6812, E-mail: roger@uniprop.com, website: http://www.uniprop.com/investor-relations/.

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE PLAN OF DISSOLUTION.

RISK FACTORS

In addition to general risks and the other information contained in this Proxy Statement, you should carefully consider the following risk factors in the process of evaluating the Proposal that will be voted on at the Special Meeting.

RISKS THAT MAY DELAY OR REDUCE OUR LIQUIDATING DISTRIBUTIONS

Estimates regarding the amount of liquidating distributions and when we will make them are based on several assumptions, which may turn out to be incorrect in certain respects. Amounts available for distribution to Unit Holders and Limited Partners depend on several factors, including actual proceeds from the sale of the Properties, expenses incurred for the sale of the Properties, amounts required to defease the mortgage notes payable, expenses incurred in the administration of the Properties prior to disposition, general administrative expenses of the Partnership, including fees paid to the General Partner and to the Property Manager, and reserves for the payment of anticipated liabilities that may be incurred by the Partnership. Accordingly, the actual amount of liquidating distributions we pay to you may be more or less than we estimate in this Proxy Statement. Additionally, any liquidating distributions may be paid later than we estimate. Beyond general risks to our business, other risk factors could cause actual payments to come later or be less than we anticipate, or might impose other issues related to the Proposal, as set forth below.

If the planned future sales of either or both of the Properties do not close, or any parties default under any contracts involved in such prospective sales, our liquidating distributions may be delayed or reduced.

If you approve the Plan of Dissolution, we will seek to sell the Properties, Sunshine Village and West Valley, by entering into binding sale agreements. Agreements to sell these Properties will involve several closing conditions, required to be met for each respective property to be sold. If any of the transactions contemplated by these future sale agreements do not close because of a buyer default, failure of a closing condition, or any other reason, we would need to locate a new buyer for either or both of the Properties, which may not be on terms that are as favorable as the initial sale agreement. Additionally, we would incur added costs in locating a new buyer and negotiating a new sale agreement for either or both of the Properties. We do not include such potential additional expenses in our projections, and if we incur any such additional expenses, liquidating payments to our Unit Holders and Limited Partners may be delayed or reduced.

If we are unable to find buyers for the Properties at our anticipated sales prices, our liquidating distributions may be delayed or reduced.

As of the date of this Proxy Statement, we have not initiated the sale process for the Properties and have thus not located buyers for the Properties, Sunshine Village and West Valley. To estimate ranges of liquidating distributions, we assume that we will be able to find buyers for the Properties at amounts based on an estimated range of market values for each of the two Properties. Despite this, we may overestimate the sales prices that we will ultimately be able to secure for either or both of the Properties. Time constraints (e.g., sales that must be completed within pre-determined timeframes), may drive down the prices which we may obtain for either or both of the Properties. In the event we fail to locate buyers for either or both of the Properties, or do not execute sale agreements in a timely fashion, our liquidating payments to our Unit Holders and Limited Partners may be delayed or reduced, or may not occur at all.

Real estate investments and property values are subject to constant and often abrupt changes, as well as legal, regulatory, and economic complexities, which could affect the sale values attainable for the Properties.

Real estate market values fluctuate constantly, with frequent and unpredictable shifts in interest rates, occupancy / lease percentages & rates, supply & demand factors (including how many eligible purchasers are available at any given time), income flows for rent and leasing, and other aspects of the market. Property values may change frequently, subject further to the impact of such other factors as market competition, economic conditions locally and nationally, availability of commercial real estate financing, the financial reliability of tenants, the stability of leases of tenants, costs of maintaining properties / significant repairs, acts of God, etc. Also, residential real estate, including manufactured housing communities, is subject to adverse housing pattern changes and uses, vandalism, rent controls, rising operating costs, and adverse changes in local market conditions, such as a decrease in demand for residential housing due to a decrease in employment. State governments also often regulate the relationship between manufactured housing community owners and residents. Further, the manufactured housing industry is now in the twelfth consecutive year of declining unit sales due, in part, to lack of financing for the purchase of manufactured homes intended to be sited in land-lease communities. Finally, transactional fees and expenses, costs of compliance with regulations (environmental and otherwise), unknown liabilities, and other factors pertaining to the Properties and / or their prospective sales, may adversely impact the net liquidation proceeds from the sales of the Properties.

If occupancy rates of currently leased space and available space decrease, if tenants default on any obligations, including lease obligations, during the liquidation process, or if our cash flow during the liquidation process is otherwise less than anticipated, this may adversely impact the sale of the Properties, which may delay or reduce liquidating distributions.

Liquidating distribution estimates make a number of assumptions, including that current tenants will maintain their leases, available space will become occupied, and related assumptions. However, these assumptions may not prove to be correct in certain respects, which may in turn adversely impact the sale values of either or both of the Properties. The foregoing, along with the potentialities that rental income levels may decrease and leases may need to be replaced or renewed on less favorable terms, could all adversely affect the sale value of either or both of the Properties, and this could delay or reduce liquidating distributions.

If we underestimate the costs of liquidation or any other unanticipated costs, our liquidating distributions may be adversely impacted.

Pursuing the Plan of Dissolution will entail transaction costs related to the liquidation process, and other expenses may arise in this process, as well, which we may fail to account for or estimate accurately. The General Partner may elect to acquire one or more insurance and / or indemnification policies covering unknown or contingent claims against us, which would entail payment of a premium not yet known to us. Additionally, the General Partner may elect to establish a reserve fund to pay any potential contingent claims. Transaction costs of the sort mentioned above in the liquidation are not fully known to us at the moment, so we will prepare estimates of such costs in order to calculate the amounts of our projected liquidating distributions. In this process, we may underestimate such costs in calculating projections, and if this happens, actual net liquidation value may be lower than what we anticipated. Further, if creditors’ claims exceed what we expect, or the General Partner decides to acquire one or more insurance and / or indemnification policies covering unknown or contingent claims against us, this may delay or reduce our liquidating distributions. Additionally, the establishment of the reserve fund may cause liquidating distributions to our Unit Holders and Limited Partners to be delayed or reduced.

OTHER RISKS OF THE PROPOSAL

The General Partner of the Partnership and its affiliates have conflicts of interest that may influence their support of the Plan of Dissolution and may cause them to manage our liquidation in a manner not solely in the best interests of our Unit Holders and Limited Partners.

Conflicts of interest may arise between or among the General Partner and its affiliates, including the Property Manager, and the Unit Holders and Limited Partners. As a result of these conflicts, the General Partner may favor its own interests and the interests of its affiliates over the interests of the Unit Holders and Limited Partners.

The General Partner and its affiliates and employees may be more likely to support the Plan of Dissolution than might otherwise be the case due to the receipt of certain payments, including the Management Retention Bonus, which shall comprise of 1.5% of the gross sales price of the Properties, as an incentive to the management team of the Property Manager to dissolve and wind-up the business of the Partnership. In addition, if the Plan of Dissolution is adopted, the Property Manager, which is an affiliate of the General Partner, shall receive a Property Disposition Fee of 2.5% of the gross sales price of the Properties. Also, the Property Manager shall receive a Monthly Management Fee of $20,000 per month for 12 months, from and after the closing date of the sale of the last Property. In light of these prospective conflicts of interest, the General Partner and its affiliates may make decisions or take actions based on factors other than those that are in the best interests of our Unit Holders and Limited Partners throughout the period of the liquidation, dissolution, and wind up. For additional detail regarding related party transactions in connection with the Proposal, see “Related Party Transactions” beginning on page 15.

The General Partner oversees the affairs of the Partnership, and affiliates of the General Partner, including the Property Manager, are responsible for / act as management for the Properties, and as such, Unit Holders and Limited Partners both have no right to participate in the running of the Partnership and must rely to a great degree on the discretion of the General Partner.

The General Partner is vested with full authority as to the general management and supervision of the business affairs of the Partnership. The Partnership retains an affiliate of the General Partner, Uniprop AM, LLC, as the Property Manager of each of its Properties, and the Property Manager receives fees for its various services, including retaining local managers on behalf of the Partnership at each of the Properties. As such, the Unit Holders do not have the right to participate in the management of the Partnership or its operations.

However, the vote of Unit Holders holding more than 50% of the outstanding voting interests is required to take a number of different actions, including, for example: (a) to approve or disapprove the sale of substantially all of the assets of the Partnership; (b) to dissolve the Partnership; (c) to remove the General Partner; or (d) to approve certain actions by the General Partner that the Consultant recommends against.

The success of the Partnership will, to a large extent, depend on the quality of the management of the Properties by the General Partner and affiliates of the General Partner and their collective judgment with respect to the operation, financing, and disposition of the Properties, including with respect to the sale of the Properties, pursuant to the Plan of Dissolution.

It is not guaranteed that the Plan of Dissolution will result in greater returns to you on your investment within a reasonable period of time than you would receive through other alternatives that may be available currently, and the sale of the Properties will preclude you from receiving future income from Partnership operations and from participation in the potential future growth in the value of the Properties.

If the Unit Holders and Limited Partners approve the Plan of Dissolution, then the Properties will be sold as quickly as possible thereafter, and after such sales, you will no longer participate in any future earnings or growth of the Properties. While the General Partner believes that a sale of the Properties at this time will be more likely to provide you with a greater return on your investment within a reasonable period of time than you would receive through other alternatives reasonably available to us at this time, largely because of the regulatory costs incurred for operating the Partnership with only two Properties, such a determination makes specific assumptions about future events.

As such, it is possible that not pursuing the Plan of Dissolution, or pursuing one or more of the other alternatives to the Plan of Dissolution, could provide you with a greater return, within a reasonable period of time. If the Plan of Dissolution is approved by you and our other Unit Holders and Limited Partners, then no other alternative will be pursued. However, if the Plan of Dissolution is not approved, then the General Partner intends to evaluate all available alternatives.

Under the Plan of Dissolution’s terms, the General Partner is granted broad authority to sell the Properties, and may pursue sales on terms less favorable than those generated in the process of estimating our net liquidation value range.

If our Unit Holders and Limited Partners approve the Plan of Dissolution, the General Partner will be endowed with broad authority to sell the Properties, on terms and to parties as the General Partner determines, subject to the affirmative recommendation of the Consultant. Assuming the Proposal is approved at the Special Meeting and the Consultant approves the proposed sales of the Properties once their terms are known, the General Partner will have broad discretion to determine whether and how to proceed with sales of the Properties. Recognizing that imposing deadlines for the disposition of the Properties may cause potential purchasers to delay their offers in hopes of achieving a lower price, in the event that the General Partner is not able to achieve a sales price and terms for one or both properties that it feels is in the best interest of the Partnership and Unit holders, then the General Partner may delay or postpone indefinitely the sale of one or both of the Properties, so long as the Consultant supports the recommendation of the General Partner to do so.

Our entity value may be adversely affected by adoption of the Plan of Dissolution.

Assuming the Unit Holders and Limited Partners approve the Plan of Dissolution, we will be committed to winding-up our operations, which may adversely impact the value of the Properties. Pursuing the Plan of Dissolution may also prevent the General Partner from taking certain actions or making certain business decisions in the future that are not currently under consideration.

Approval of the Plan of Dissolution may lead to litigation brought by Unit Holders and / or Limited Partners, which could result in substantial costs and distract our Management.

At times, major events in the life of a business, such as the proposed Plan of Dissolution, can result in class actions filed against businesses or their management teams. Our proposed Plan of Dissolution may lead to such litigation from Unit Holders and / or Limited Partners that oppose it. Currently, no such lawsuits regarding the proposed Plan of Dissolution are threatened or pending.

Despite this, if a lawsuit is filed against us regarding the terms of the proposed Plan of Dissolution, the litigation is likely to be costly, time-consuming, and distracting to Management, regardless of whether we prevail in such litigation, which may detract from or impede Management’s ability to pursue and implement the Plan of Dissolution, if the Proposal is approved, and otherwise operate the Properties. Loss of such a lawsuit may also lead us to incur liabilities for damages. Such damages are impossible to predict; however, if applicable, they may be considerable and may drain the Partnership’s resources.

We may underestimate the amount of any applicable prepayment fees or defeasance charges on our mortgages, assuming the Proposal is approved and we commence a sale of the Properties.

In calculating our estimated net liquidation value range and our estimated per share distribution range (based on the assumption that the Proposal will be approved), we have assumed that in order to obtain the release of the mortgage lien from the mortgage loans on each of our Properties and delivery of title to the Purchaser free and clear of encumbrances will require that the loans be defeased in accordance with the terms thereof and as customary for loans that are part of the commercial mortgage backed securities loan market.

There is no prepayment provision in the loan agreements for the mortgage loans until the prepayment window opens, 90 days prior to the maturity date of August of 2023. However, the loan agreements do give the Partnership the right voluntarily to defease the loan in full, using the purchase of U. S. government obligations. As of December 31, 2015 the balance on these notes was $18,405,210.

Our estimates regarding the costs of defeasance for the mortgage loans for our Properties are set forth on Annex B.

TAX RISK FACTORS

U.S. federal income tax considerations will materially affect the economic consequences of the transactions contemplated by the Plan of Dissolution.

The income tax consequences of the transactions to be effectuated pursuant to the Plan of Dissolution are complex and subject to many uncertainties. Changes in the income tax laws and regulations may have a materially adverse impact on the Partnership’s financial results and its ability to make liquidating distributions to the Unit Holders and Limited Partners. Any such changes may have a materially adverse impact on a Unit Holder or Limited Partner. In addition, the IRS may challenge the allocations of items of income, gain, loss and deduction among the Unit Holders and Limited Partners. Any reallocation of such items by the IRS may have a materially adverse impact on a Unit Holder or Limited Partner. The Partnership has not obtained a legal opinion or ruling from any tax authority regarding the tax treatment of the Plan of Dissolution or any tax aspects of the Partnership or its operations.

A Unit Holder or Limited Partner may be required to pay taxes in an amount that exceeds the amount of cash, if any, actually distributed to such Unit Holder or Limited Partner pursuant to the Plan of Dissolution.

In general, a partnership does not pay tax on its income. However, the partners of a partnership are, in general, subject to tax on their respective shares of the partnership’s income whether they actually receive any distributions from the partnership. It is possible that a Unit Holder or Limited Partner may be required to pay taxes in an amount that exceeds the amount of cash, if any, actually distributed to such Unit Holder or Limited Partner pursuant to the Plan of Dissolution, or prior to the amount of cash, if any, actually distributed to such Unit Holder or Limited Partner pursuant to the Plan of Dissolution.

PROPOSAL

Approval of the Plan of Dissolution

We are requesting that you approve the proposed Plan of Dissolution, a copy of which is attached as Annex A and incorporated here by reference. The Plan of Dissolution consists of two phases: Phase One – Sale of the Properties and Phase Two – Dissolution and Winding-up of the Partnership.

Phase One – Sale of the Properties

In Phase One, the General Partner will be directed and will have the authority to sell the Partnership’s last two real estate Properties, our Sunshine Village and West Valley manufactured housing communities. Other than liquid assets on the balance sheet, these Properties constitute substantially all of the Partnership assets. The General Partner will have broad authority to sell the Properties at a price and on terms and conditions acceptable to it in its discretion, subject to receiving the affirmative recommendation from the Consultant on the terms of the proposed sale. Recognizing that imposing deadlines for the disposition of the Properties may cause potential purchasers to delay their offers in hopes of achieving a lower price, in the event that the General Partner is not able to achieve a sales price and terms for one or both properties that it feels is in the best interest of the Partnership and Unit holders, then the General Partner may delay or postpone indefinitely the sale of one or both of the Properties, so long as the Consultant supports the recommendation of the General Partner to do so.

The purchasers of each of the Properties will be the sole beneficiaries of any earnings and growth in value of the Properties following the sale of the Properties. Accordingly, we and our Unit Holders and Limited Partners will no longer benefit from any potential increase in the value of the Properties, nor will we or our Unit Holders and Limited Partners bear the risk of any potential decrease in the value of these Properties following the sale of the Properties.

In connection with the Sale of the Properties, the Property Manager will receive a Property Disposition Fee of 2.5% of the gross sales price of the Properties. In the event the General Partner decides to use a broker in the sale of the properties, any such broker shall be paid from the Property Disposition Fee. Additionally, the Property Manager will receive 1.5% of the gross sales price of the Properties as a Management Retention Bonus, to be shared solely amongst its management team. This Management Retention Bonus will be set up to provide the management team of the Property Manager with compensation and incentives for its role in dissolving and winding-up the business of the Partnership. We believe these fees are merited for a number of reasons, including: the management team’s knowledge of and relationships with potential buyers; ability to market the Properties for sale; track-record of having obtained sales prices in excess of the appraised value in prior sales of Partnership properties; and ability to manage the sale process, including with respect to special statutory provisions requiring the presentation of certain offers to purchase the Properties to homeowners’ associations at each respective Property. There are no fees, bonuses or compensation payable to the General Partner and its employees or affiliates, including the Property Manager, in Phase One, except for the Property Disposition Fee and Management Retention Bonus.

Phase Two – Dissolution and Winding-Up of the Partnership

After selling the Properties, the General Partner will file a Certificate of Cancellation with the relevant authorities of the State of Michigan, thereby dissolving the Partnership under Michigan state law and entering Phase Two of the Plan of Dissolution.

Upon filing the Certificate of Cancellation (the “Dissolution Date”), the General Partner will establish the Dissolution Date as the record date for all liquidating distributions, close the Partnership’s transfer books and cause the Partnership to discontinue recording units and issuing unit certificates. The General Partner will cause the Partnership to issue a press release on the Dissolution Date to announce all of the foregoing actions to the investing public, and thereafter, will file a Current Report on Form 8-K to report these and other related events.

As described in the Plan of Dissolution more fully, the General Partner will then proceed to winding up the affairs of the Partnership, which will include several steps, including: liquidating any remaining assets; paying creditors and expenses of the Partnership; providing a reserve for the payment of anticipated future liabilities; and distributing net proceeds to the partners in accordance with the Partnership’s governing documents and applicable law.

In connection with the winding-up of the Partnership, the Property Manager will receive a Monthly Management Fee of $20,000 per month for 12 months, from and after the closing date of the sale of the last Property. There are no fees, bonuses or compensation payable to the General Partner and its employees or affiliates, including the Property Manager, in connection with the dissolution and winding-up of the Partnership in Phase Two, except for the Monthly Management Fee.

Once the wind-up has been completed or the partnership falls below 300 Unit Holders of record, whichever occurs first, the General Partner will file a Form 15 Certification and Notice of Termination of Registration with the SEC, which will suspend the Partnership’s obligation to file periodic or current reports under the Exchange Act or comply with the requirements of the SEC’s proxy rules.

Vote Required for the Proposal

Pursuant to Section 15e of the Partnership Agreement, the sale of substantially all of the Partnership’s assets and the dissolution of the Partnership require the affirmative vote of a majority in interest, as a group, of the Unit Holders and the Limited Partners.

By approving the Proposal in this Proxy Statement, you will also approve and ratify the actions described in this Proxy Statement which the Partnership and the General Partner have undertaken in connection with the proposed Plan of Dissolution.

Appraisal Rights and Partnership Records

Neither Michigan law nor any governing document of the Partnership provides any right for Limited Partners or Unit Holders to have their respective Units appraised or redeemed in connection with or as a result of the implementation of the Proposal. Therefore, while each Limited Partner and Unit Holder has the opportunity to make an individual decision on whether to vote for the Proposal, a Limited Partner or Unit Holder who votes against the Proposal will have no right to have its Units redeemed for cash if the Proposal is approved.

Under Michigan law, any Limited Partner is entitled, upon reasonable request and at such Limited Partner’s expense, to inspect and copy, during the Partnership’s normal business hours, a list of the names and addresses of each partner of the Partnership. Under the Partnership Agreement, any Limited Partner or Unit Holder is entitled: (i) to inspect and examine the Partnership’s books and records of account upon reasonable notice (e.g., written or telephonic notice received one week in advance of proposed examination) during business hours; and (ii) to receive by mail, upon written request to the Partnership and at such Limited Partner’s or Unit Holder’s sole cost and expense, a copy of a list of names and addresses of the Limited Partners and Unit Holders and the number of Units owned by each of them.

Under the federal proxy rules a Limited Partner may request that the Partnership provide such Limited Partner with a list of Limited Partners or mail soliciting materials to other Limited Partners. The Partnership may either provide the list or mail the materials, at the Partnership’s option. If the Partnership provides such a list, the Limited Partner must undertake that such Limited Partner will not use the list information for any purpose other than to solicit Limited Partners with respect to the subject matter of the meeting. The Limited Partner must also return the list without retaining any copies thereof.

Reporting Requirements & Form 15

The Partnership must comply with various requirements to file periodic and current reports pursuant to the Exchange Act and with the SEC’s proxy rules, regardless of whether the Plan of Dissolution is adopted through approval of the Proposal. Once the wind-up has been completed or the partnership falls below 300 Unit Holders of record, whichever occurs first, the General Partner will file a Form 15 Certification and Notice of Termination of Registration with the SEC, which will suspend the Partnership’s obligation to file periodic or current reports under the Exchange Act or comply with the requirements of the SEC’s proxy rules. While the Form 15 will take effect 90 days after filing, the Partnership’s duty to file periodic and current reports under the Exchange Act and the obligation to comply with the SEC’s proxy rules will be suspended immediately after the Form 15 filing.

RECOMMENDATIONS OF GENERAL PARTNER

The General Partner believes that the Proposal is fair and in the best interest of the Partnership.

Fairness of the Proposal

The General Partner considered the potential benefits of the Proposal, and believes the following areas are positively impacted by the Proposal:

•	the overall return to Unit Holders and Limited Partners; and
•	the costs of continuing to operate the Partnership, including regulatory compliance costs, based on its asset size.

The General Partner also considered potentially negative factors in its deliberations concerning the Proposal, including the following:

•	there can be no assurance that the Partnership will be successful in disposing of its assets for values equal to or exceeding the low range of our estimated net asset value, or that the dispositions will occur in the time frame expected;
•	the anticipated expenses and potential for unforeseen expenses that will or may be incurred in connection with the sale of our assets; and
•	if the Plan of Dissolution is approved and implemented, Unit Holders and Limited Partners will no longer participate in any future earnings or growth of the Partnership’s assets or benefit from any increases in their value once the Partnership’s assets are sold.

The Property Disposition Fee, Management Retention Bonus and Monthly Management Fee are outside of the fees payable to the General Partner and its affiliates as contemplated by the Partnership Agreement. However, the General Partner believes these fees are merited for a number of reasons, including: the General Partner’s and the management team’s knowledge of and relationships with potential buyers; ability to market the Properties for sale; track-record of having obtained sales prices in excess of the appraised value in prior sales of Partnership properties; and ability to manage the sale process, including with respect to special statutory provisions requiring the presentation of certain offers to purchase the Properties to homeowners’ associations at each respective Property.

Alternatives to the Proposal

The General Partner also considered alternatives to the Proposal, including continuing to hold the Properties. However, the General Partner believes these alternatives are not in the best interest of the Partnership due to regulatory and administrative costs.

THE GENERAL PARTNER RECOMMENDS THAT THE LIMITED PARTNERS AND UNIT HOLDERS VOTE “FOR” THE PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Partnership is a limited partnership duly formed pursuant to the Michigan Revised Uniform Limited Partnership Act, as amended, of the State of Michigan. The General Partner, Genesis Associates Limited Partnership, is vested with full authority as to the general management and supervision of business and the other affairs of the Partnership, subject to certain constraints in the Partnership Agreement and consulting agreement.

Unit Holders have no right to participate in the management of the Partnership and have limited voting privileges only on certain matters of fundamental significance.

The following table presents information regarding the beneficial ownership of our Units by each person known to us to beneficially own more than 5% of our outstanding Units as of November 4, 2016.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class Beneficially Owned
MACKENZIE REALTY CAPITAL, INC. 1640 School Street Moraga, California 94556 (1)	192,392	5.8%

(1) This information is based on a Schedule TO, Amendment No. 1 filed by Mackenzie Realty Capital, Inc. on May 5, 2016.

DIRECTORS AND EXECUTIVE OFFICERS

The Partnership, as an entity, does not have any officers or directors. The General Partner of the Partnership is Genesis Associates Limited Partnership. Genesis Associates Limited Partnership is a Michigan limited partnership and its general partner is Uniprop, Inc.

Information concerning officers of Uniprop, Inc., during the last five years or more is as follows:

Paul M. Zlotoff, 66, became the Chairman of Uniprop, Inc. in May 1986 and was its President from 1979 through 1997. Mr. Zlotoff currently, and in the past, has acted as the general partner for various other limited partnerships owning manufactured housing communities and some commercial properties. On May 13, 2011, Mr. Zlotoff resigned his position as Principal Executive Officer.

Jody Burttram, 55, became Independent Director of Genesis Associates in 2007. As Independent Director, Mr. Burttram is responsible for the oversight and approval of management decisions and planning for the Partnership. Currently, Mr. Burttram is Principal of Harbinger Capital Advisors LLC, a boutique investment banking firm located in Orlando, Florida. Mr. Burttram was Chief Operating Officer of Century Capital Markets and CNL Capital Corp. from 1998 to 2005. Previously, Mr. Burttram was Vice President of International Banking, First Union National Bank from 1983 to 1992.

Susann Kehrig, 52, is Vice President of Finance of Uniprop, Inc. She has been with Uniprop since November 11, 1991. Ms. Kehrig is primarily responsible for the Accounting and Human Resource functions for the Partnership. Ms. Kehrig received her B.S. from Oakland University as a finance major, and received an MBA from Baker College with a concentration in Accounting. On June 1, 2011, Ms. Kehrig became the Principal Financial Officer.

Roger Zlotoff, 55, is President and Chief Operating Officer of Uniprop, Inc. He has been with Uniprop since October 18, 1999. Mr. Zlotoff is primarily responsible for raising equity capital, managing partnership investments, evaluating acquisitions of existing properties, and leading the development process for new properties. From 1997 to 1999, Mr. Zlotoff served as Director of Business Development for Vistana, Inc. in Orlando, FL. Previously, Mr. Zlotoff was Managing Director for Sterling Finance International from 1994 to 1997 and was a corporate banker with First Union National Bank from 1988 to 1994. Mr. Zlotoff received his B.A. from the University of Central Florida as a philosophy major, and received his Master’s Degree in International Business from the University of South Carolina. On May 13, 2011 Mr. Zlotoff was appointed as Principal Executive Officer.

Paul M. Zlotoff and Roger Zlotoff are brothers.

RELATED PARTY TRANSACTIONS

Fiduciary Duties of the General Partner

The General Partner has fiduciary duties to the Partnership that go beyond the specific duties and obligations imposed upon it under the Partnership Agreement. The General Partner, in handling the affairs of the Partnership, is expected to exercise good faith, to use care and prudence, and to act with an undivided duty of loyalty to the Unit Holders and Limited Partners. Under these fiduciary duties, the General Partner is obligated to ensure that the Partnership is treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of the General Partner being opposed to, or not totally consistent with, the interests of the Unit Holders and Limited Partners. Accordingly, the General Partner is required to assess whether the Proposal is fair and equitable.

As discussed in detail under “Recommendations of General Partner,” after consideration of the Proposal, the General Partner is recommending that the Unit Holders and Limited Partners vote in favor of the Proposal.

Related Party Transactions Involving the General Partner and its Affiliates

The General Partner and certain affiliates of the General Partner have participated in the initiation and structuring of the Proposal and of the Plan of Dissolution, and will realize certain economic benefits if the Proposal is implemented. Since the General Partner and such affiliates have a financial interest in the consummation of the proposed Plan of Dissolution, there is an inherent conflict of interest in their structuring the terms and conditions of the Proposal and of the Plan of Dissolution. Such terms and conditions may have been structured differently by persons having no financial interest in the implementation of the Proposal.

If the Plan of Dissolution is adopted, the Property Manager shall receive a Property Disposition Fee of 2.5% of the gross sales price of the Properties. In the event the General Partner decides to use a broker in the sale of the properties, any such broker shall be paid from the Property Disposition Fee. Additionally, the Property Manager will receive 1.5% of the gross sales price of the Properties as a Management Retention Bonus, to be shared solely amongst the management team. This Management Retention Bonus will be set up to provide the management team of the Property Manager with compensation and incentives for its role in dissolving and winding-up the business of the Partnership. Finally, the Property Manager will be entitled to receive a Monthly Management Fee of $20,000 per month for 12 months, from and after the closing date of the sale of the last Property. There are no fees, bonuses or compensation payable to the General Partner and its employees or affiliates, including the Property Manager, in connection with the sale of the Properties or the dissolution of the Partnership, except for the Property Disposition Fee, Management Retention Bonus, and Monthly Management Fee.

Additionally, once the Certificate of Cancellation has been filed, affiliates of the General Partner will no longer receive the property management fees or guaranty fee they currently receive under the Partnership Agreement and as summarized on page F-13 and F-16 of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015.

The Property Disposition Fee, Management Retention Bonus and Monthly Management Fee are outside of the fees payable to the General Partner and its affiliates as contemplated by the Partnership Agreement. However, the General Partner believes these fees are merited for a number of reasons, including: the General Partner’s and the management team’s knowledge of and relationships with potential buyers; ability to market the Properties for sale; track-record of having obtained sales prices in excess of the appraised value in prior sales of Partnership properties; and ability to manage the sale process, including with respect to special statutory provisions requiring the presentation of certain offers to purchase the Properties to homeowners’ associations at each respective Property. For additional details regarding the advantages of the Plan of Dissolution, see “Recommendations of the General Partner” beginning on page 13.

LACK OF INDEPENDENT REPRESENTATION

The General Partner has not retained an independent representative to act on behalf of the Unit Holders and Limited Partners in designing the Proposal and the Plan of Dissolution. No group of the Unit Holders or Limited Partners was empowered to negotiate the terms and conditions of the Proposal or of the Plan of Dissolution, or to determine what procedures should be in place to safeguard the rights and interests of the Unit Holders and Limited Partners. The General Partner and certain of its affiliates have been the parties responsible for structuring all the terms and conditions of the Proposal and of the Plan of Dissolution. If an independent representative or representatives had been retained for the Partnership, the terms of the Proposal and of the Plan of Dissolution might have been different and possibly more favorable to the Unit Holders and Limited Partners.

The General Partner did not believe it was necessary to engage an independent representative to represent the interests of the Unit Holders and Limited Partners in order to create the Proposal or a Plan of Dissolution fair to the Unit Holders and Limited Partners. Prior to conceiving the Proposal and the Plan of Dissolution, the General Partner consulted with legal counsel. These deliberations were critical to the creation of the Proposal and the Plan of Dissolution and, though the advice and counsel of such advisors was not binding upon the General Partner, it did affect the manner in which the Proposal and the Plan of Dissolution were created.

PROPERTIES

The Partnership originally purchased the Properties – Sunshine Village and West Valley, both of which are manufactured housing communities – for cash. Both of the Properties are currently encumbered with mortgages. The Properties consist of only the underlying real estate and improvements, not the actual homes themselves – which are typically owned by the residents of the communities.

Property Name and Location	Year Constructed	Acreage	Number of Sites
Sunshine Village Southwest 5th St. Davie, FL	1972	45	356

West Valley W. Tropicana Ave Las Vegas, NV	1972	53	421

The Partnership has two mortgage notes payable to Cantor Commercial Real Estate and collateralized by Sunshine Village, located in Davie, Florida and West Valley, located in Las Vegas, Nevada. The mortgages are payable in monthly installments of interest and principal through the maturity date of August 2023. These notes bear interest at a fixed rate of 5.09% with principal payments based on a twenty-five year amortization period. There is no prepayment provision in the loan agreement until the prepayment window opens, 90 days prior to the maturity date. However, the loan agreement does give the borrower the right voluntarily to defease the loan in full, using the purchase of U.S. government obligations. As of December 31, 2015 the balance on these notes was $18,405,210.

To satisfy the requirements of Cantor Commercial Real Estate, the ownership of the fee title of each of the properties was transferred into bankruptcy remote special purpose entities. The fee title to the Sunshine Village real property is held by Sunshine Village MHP, LLC. The fee title to the West Valley real property is held by West Valley MHP, LLC. Both of these entities are wholly-owned by IF II, Holdings, LLC, a holding company which is wholly-owned by the Partnership. Sunshine Village MHP, LLC, West Valley MHP, LLC and IF II, Holdings, LLC are all disregarded entities for federal income tax purposes.

The ownership transfers were made solely to meet the requirements of the lender and did not change the beneficial or economic ownership by the Partnership.

To facilitate credit approval from the lender, Roger Zlotoff, President of Uniprop AM, LLC and his spouse provided a “Guaranty of Recourse Obligations” for both loans. The Board of Directors has approved a guaranty fee of $25,000 per year for Sunshine Village and $37,500 per year for West Valley payable to Mr. Zlotoff. This fee effectively adds 30 basis points to the annual cost of the financing.

Pursuant to the Plan of Dissolution being presented for your approval in this Proxy Statement, and subject to its approval, the General Partner will seek to sell the two above-mentioned Properties of the Partnership by entering into binding sale agreements for the properties. We have set forth estimated Sources and Uses for the sales of the Properties in Annex B. The amounts set forth in Annex B are estimates based upon reasonable belief, but we cannot be certain of either the sales proceeds or the expenses the Partnership may incur in connection with the sale of the Properties.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX
CONSEQUENCES OF THE PLAN OF DISSOLUTION

PURSUANT TO U.S. TREASURY DEPARTMENT CIRCULAR 230, THE PARTNERSHIP IS INFORMING YOU THAT (1) ANY TAX INFORMATION PROVIDED HEREIN (AND IN ANY ATTACHMENTS OR SUPPLEMENTS) IS NOT INTENDED TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING TAX PENALTIES; (2) THIS DOCUMENT WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following summary discusses certain material U.S. federal income tax consequences of the Plan of Dissolution to a Unit Holder and a Limited Partner who holds their Units as a capital asset within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It is not intended to be an exhaustive discussion of all possible tax consequences which may arise from the Plan of Dissolution and the transactions contemplated thereby, and it should be understood that special rules which are not discussed herein may apply in certain situations and to certain types of taxpayers. The discussion is primarily based upon the current provisions of the Code, Treasury regulations promulgated under the Code (“Treasury Regulations”), and reported judicial and administrative rulings, pronouncements and decisions in effect as of the date of this Proxy Statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion.

The discussion does not address (i) U.S. federal taxes other than income taxes (such as U.S. federal estate and gift tax laws), or (ii) any state, local or non-U.S. taxes. In addition, this discussion does not purport to address all U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances. Your tax treatment may vary depending upon your particular situation. The discussion below does not address the U.S. federal income tax consequences of the Plan of Dissolution to all categories of taxpayers, including taxpayers subject to special treatment under U.S. federal income tax laws, such as financial institutions, insurance companies, dealers in securities, tax-exempt entities (except to the extent discussed below), Non-U.S. Unit Holders or Non-U.S. Limited Partners (each defined below) (except to the extent discussed below), regulated investment companies, and Unit Holders or Limited Partners that are classified as partnerships for U.S. federal income tax purposes.

We did not obtain an opinion of legal counsel and we did not request a ruling from the Internal Revenue Service (the “IRS”) or other tax authority on the U.S. federal, state or local tax consequences relevant to the Plan of Dissolution. No assurance can be given that the IRS or any state or local taxing authority would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

The discussion below is not tax advice. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO YOU OF THE LIQUIDATION.

U.S. Federal Income Tax Consequences to the Partnership

As a partnership, the Partnership generally will not be subject to U.S. federal income tax with respect to the sale of the Properties and any liquidating distributions. If the Partnership were to be regarded as an association taxable as a corporation, certain tax consequences that are materially adverse to the Partnership, the Unit Holders and the Limited Partners would likely result. The remaining discussion assumes that the Partnership has been and will continue to be properly classified as a partnership for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction

Each Unit Holder and Limited Partner is required to take into account in computing its U.S. federal income tax liability its allocable share of the Partnership’s income, gain, loss and deduction (whether there is a corresponding distribution made by the Partnership to the Unit Holder or Limited Partner), including such items attributable to the sale of the Properties. Items of the Partnership’s income, gain, loss and deduction attributable to the sale of the Properties will be allocated among the Unit Holders and the Limited Partners pursuant to the Partnership Agreement. The Treasury Regulations provide that the allocation of items of partnership income, gain, loss and deduction will be respected for tax purposes if such allocations have “substantial economic effect,” or are determined to be in accordance with the partner’s interest in the partnership. The Partnership believes that, for U.S. federal income tax purposes, allocations pursuant to the Partnership Agreement should be given effect. It is possible, however, that the IRS could challenge the Partnership’s allocations as lacking “substantial economic effect.” Any resulting reallocation of tax items may have adverse tax and financial consequences to a Unit Holder or Limited Partner.

A Unit Holder’s or Limited Partner’s ability to deduct their share of the Partnership’s losses and expenses attributable to the sale of the Properties, if any, may be limited under one or more provisions of the Code, including basis limitations, passive activity loss limitations, “at risk” loss limitations, and general limitations imposed on the deductibility of capital losses. You should consult your own tax advisor as to the manner in which such limitations may impact your ability to deduct any losses of the Partnership.

Liquidating Distributions to U.S. Unit Holders and U.S. Limited Partners

Generally, for purposes of this discussion, a “U.S. Person” is (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. Person. A “U.S. Unit Holder” is a U.S. Person who is a Unit Holder, and a “U.S. Limited Partner” is a U.S. Person who is a Limited Partner.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our Units, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Units should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the Plan of Dissolution and the transactions contemplated thereby.

In general, no gain will be recognized by a U.S. Unit Holder or U.S. Limited Partner with respect to a distribution in liquidation of their Units unless the amount of cash (and, in certain situations, marketable securities) distributed exceeds the U.S. Unit Holder’s or U.S. Limited Partner’s adjusted tax basis for their Units immediately before the liquidating distribution (including the sale of the Properties and adjustments reflecting operations in the year of liquidation). The cash a U.S. Unit Holder or U.S. Limited Partner receives will include the cash constructively received a result of any reduction in their share of the Partnership’s liabilities (which will be treated as a distribution of cash). In the event that the amount of cash (and, in certain circumstances, marketable securities) distributed exceeds the U.S. Unit Holder’s or U.S. Limited Partner’s adjusted tax basis for their Units, such distribution will generally be taxable to the U.S. Unit Holder or U.S. Limited Partner as capital gain (See the section “Capital Gains; Net Investment Income” on page 20 below).

No loss may be recognized by a U.S. Unit Holder or U.S. Limited Partner with respect to a liquidating distribution unless the property distributed consists solely of cash, “unrealized receivables,” and “inventory items,” and then only to the extent that the sum of the cash, plus the U.S. Unit Holder’s or U.S. Limited Partner’s adjusted tax basis for the unrealized receivables and inventory items, is less than the U.S. Holder’s or U.S. Limited Partner’s adjusted tax basis in its Units. While it is anticipated that the Partnership will distribute solely cash to U.S. Unit Holders and U.S. Limited Partners pursuant to the Plan of Dissolution, the basis of any property received by a U.S. Unit Holder or U.S. Limited Partner in liquidation of their Units will generally be equal to such U.S. Unit Holder’s or U.S. Limited Partner’s adjusted tax basis in their Units, less the amount of any cash (and, in certain situations, marketable securities) received in the liquidation. Furthermore, in the event that there is a disproportionate distribution in kind to a U.S. Unit Holder or U.S. Limited Partner of unrealized receivables or of “substantially appreciated” inventory items (“section 751 property”), or a distribution of other property that has the effect of reducing a U.S. Unit Holder’s or U.S. Limited Partner’s share of the Partnership’s section 751 property, the U.S. Unit Holder or U.S. Limited Partner may be required to recognize ordinary income or loss on the distribution.

Capital Gains; Net Investment Income

Under current law, an individual or other non-corporate taxpayer is generally subject to a maximum 20% rate of tax on net capital gains from the disposition of certain capital assets held more than 12 months. Net capital gains from dispositions of property held for one year or less are generally taxed at the same rate as ordinary income (currently, the maximum ordinary income tax rate applicable to individuals is 39.6%). A corporate taxpayer’s net capital gains (regardless of how the property was held) are generally taxed at the ordinary corporate income tax rate (currently, the maximum corporate rate is 35%).

Under current law, individuals (other than non-resident aliens) will be subject to an additional 3.8% tax on the lesser of (i) their “net investment income” (generally, interest, dividends, annuities, royalties, rents and capital gains) and (ii) the excess of their adjusted gross income (determined with modifications on account of certain foreign earned income and related deductions) over a threshold amount of $250,000 in the case of a taxpayer filing a joint return or a surviving spouse, $125,000 in the case of a married taxpayer filing a separate return, and $200,000 in all other cases. A similar 3.8% tax will be imposed on certain trusts and estates in respect of the lesser of their undistributed net investment income and the excess of their adjusted gross income over a prescribed threshold. “Net investment income” is determined under prescribed rules, including special rules relating to income from passive trades or businesses, trades or businesses of trading in financial instruments or commodities, and in respect of dispositions of interests in partnerships and S corporations.

Tax-Exempt U.S. Unit Holders and Tax-Exempt U.S. Limited Partners

Generally, subject to certain exceptions, the sale of the Properties and the liquidating distributions made by the Partnership to tax-exempt U.S. Unit Holders or tax-exempt U.S. Limited Partners will not be “unrelated business taxable income” within the meaning of the Code (“UBTI”). However, to the extent income or gain is derived from “debt-financed property” within the meaning of the Code, it must be included in UBTI. Tax-exempt U.S. Unit Holders and tax-exempt Limited Partners should consult with their own tax advisors regarding the specific tax consequences to them which may result from sale of the Properties and the liquidation of the Partnership, including application of the UBTI rules and the rules related to “debt-financed property”.

Non-U.S. Unit Holders and Non-U.S. Limited Partners

For purposes of this discussion, a “Non-U.S. Person” is a person that is not a U.S. Person. A “Non-U.S. Unit Holder” is a Non-U.S. Person who is a Unit Holder, and a “Non-U.S. Limited Partner” is a Non-U.S. Person who is a Limited Partner.

Non-U.S. Unit Holders and Non-U.S. Limited Partners may be subject to U.S. tax rules that differ significantly from those summarized herein. For example, the Partnership may be required to withhold tax on a Non-U.S. Unit Holder’s or Non-U.S. Limited Partner’s allocable share of certain tax items of the Partnership, including any income or gain attributable to the sale of the Properties, and a Non-U.S. Unit Holder or Non-U.S. Limited Partner could be required to file U.S. tax returns in connection therewith. The Partnership intends to comply with any withholding obligations it may be subject to and such withholding may reduce the amount otherwise distributable to a Non-U.S. Unit Holder or Non-U.S. Limited Partner. Non-U.S. Unit Holders and Non-U.S. Limited Partners should consult with their own tax advisors regarding the specific U.S. tax consequences to them as a result of the liquidation of the Partnership.

Alternative Minimum Tax

Individuals, trusts, estates and corporate taxpayers could be subject to an alternative minimum tax (“AMT”) if the AMT exceeds the income tax otherwise payable by the taxpayer for the year. The AMT calculations are complex, and the Unit Holders and Limited Partners should consult their own tax advisors to determine whether the Plan of Dissolution and the transactions contemplated thereby might create or increase their AMT liability.

U.S. State and Local Income Tax

You may be subject to state or local taxes with respect to liquidating distributions received from the Partnership. The state or local tax treatment of liquidating distributions received from the Partnership may differ from the U.S. federal income tax treatment described above. If we transfer assets to a liquidating trust, you may be required to file income tax returns in states or localities in which the liquidating trust owns properties. You should consult your tax advisors regarding such taxes.

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation of proxies by the General Partner to be voted at the Special Meeting. We will bear all costs and expenses in connection with the solicitation of proxies. We have engaged Georgeson LLC to assist in the solicitation of proxies for the meeting and we will pay Georgeson LLC a fee of approximately $10,000 for these services. We have also agreed to reimburse Georgeson LLC for reasonable out-of-pocket expenses and disbursements incurred in connection with the proxy solicitation and to indemnify Georgeson LLC against certain losses, costs and expenses. In addition, we may reimburse brokerage firms and other persons representing certain Limited Partners or Unit Holders for their reasonable expenses in forwarding solicitation materials to such Limited Partners or Unit Holders. Proxies may also be solicited by certain of the General Partner’s directors and officers, as well as employees of the General Partner, by telephone, electronic mail, letter, facsimile or in person, but no additional compensation will be paid to them.

OTHER MATTERS PRESENTED FOR ACTION AT THE SPECIAL MEETING

The General Partner does not intend to present for consideration at the Special Meeting any matter other than the matter specifically set forth in the Notice of Special Meeting of the Unit Holders and Limited Partners. No other matter may be considered at the Special Meeting other than the matter set forth in the Notice of Special Meeting of the Unit Holders and Limited Partners.

INFORMATION INCORPORATED BY REFERENCE

Incorporated by reference in and accompanying this Proxy Statement is a copy of the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (without exhibits), as filed with the Securities and Exchange Commission. All documents filed by the Partnership pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to January 17, 2017 (or any later date to which the Special Meeting is postponed or adjourned) shall be deemed to be incorporated by reference into this Proxy Statement. Copies of any document incorporated by reference herein and not attached hereto may be obtained without cost by any person to whom this Proxy Statement is delivered by written or oral request to the General Partner’s Investor Relations Department at: 280 Daines Street, Suite 300, Birmingham, Michigan 48009, telephone number (248) 594-6812. If you need assistance in completing your proxy card or have questions regarding the Special Meeting, please contact Georgeson LLC toll-free at 1-866-216-0462, or visit www.proxy-direct.com.

ANNEX A

PLAN OF DISSOLUTION

1.	Approval and Effectiveness of Plan; Plan Phases. This plan of dissolution (the “Plan of Dissolution” or the “Plan”) of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the “Partnership” or the “Fund”), has been recommended by Genesis Associates Limited Partnership, the Partnership’s General Partner (the “General Partner”), as being advisable and in the best interests of the Partnership and its unit holders (the “Unit Holders”) and limited partners (the “Limited Partners”). This Plan of Dissolution consists primarily of two core phases (collectively, the “Phases”): a) Phase One – Sale of the Properties (“Phase One” and “Sale of the Properties”); and b) Phase Two – Dissolution and Winding-up of the Partnership (“Phase Two”). By voting to approve this Plan of Dissolution, the General Partner will be granted broad authority to pursue both Phases of the Plan of Dissolution.

2.	Phase One. In Phase One, which is comprised of the Sale of the Properties, the General Partner will pursue the sale of the Sunshine Village and West Valley manufactured housing communities (the “Properties”) – in exchange for cash, notes, redemption of equity, or such other assets as may be conveniently liquidated or distributed, which the General Partner expects to accomplish within 18 months after approval of the Plan of Dissolution. Recognizing that imposing deadlines for the disposition of the Properties may cause potential purchasers to delay their offers in hopes of achieving a lower price, in the event that the General Partner is not able to achieve a sales price and terms for one or both properties that it feels is in the best interest of the Partnership and Unit holders, then the General Partner may delay or postpone indefinitely the sale of one or both of the Properties, so long as the Consultant supports the recommendation of the General Partner to do so. Other than liquid assets on the balance sheet, the Properties constitute substantially all of the Partnership’s assets.

a.	Property Disposition Fee. In connection with the Sale of the Properties, this Plan of Dissolution authorizes Uniprop AM, LLC, an affiliate of the General Partner that manages the Properties of the Partnership (the “Property Manager”), to receive a property disposition fee of 2.5% of the gross sales price of the Properties.

b.

Management Retention Bonus. In connection with the Sale of the Properties, this Plan of Dissolution authorizes the General Partner to establish a management retention bonus, which shall be 1.5% of the gross sales price of the Properties (the “Management Retention Bonus”). This Management Retention Bonus will be set up to provide compensation and incentives solely to the management team of the Property Manager for its role in dissolving and winding-up the business of the Partnership.

The General Partner expects to distribute 90% of the net proceeds of each sale to the Unit Holders after retaining adequate reserves, as determined by the General Partner in the reasonable exercise of its discretion, within thirty days of closing on the sale of each of the Properties.

3.	Phase Two. In Phase Two, after the Sale of the Properties, the Partnership will be dissolved in accordance with applicable law, and the General Partner will then pursue the subsequent wind-up of the affairs and operations of the Partnership, in accordance with the provisions of any applicable governing documents, the laws of the State of Michigan, and Section 331 of the Internal Revenue Code of 1986, as amended. Phase Two comprises of the steps provided in the following sub-sections of this Section 3 of the Plan of Dissolution.

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a.	Certificate of Cancellation; Wind Up. The General Partner shall, upon dissolution of the Partnership in compliance with Section 801 of the Michigan Revised Uniform Limited Partnership Act (“MRULPA”), file a certificate of cancellation (the “Certificate of Cancellation”) with the appropriate authorities in the State of Michigan, so as to cancel the Partnership’s certificate of limited partnership, which shall be filed in the office of the administrator, pursuant to Section 203 of MRULPA. The Certificate of Cancellation shall set forth all of the following: a) the Partnership’s name; b) the date of filing of its original certificate of limited partnership; c) the reason for filing the Certificate of Cancellation; and d) any other information the General Partner filing the Certificate of Cancellation determines to be necessary. Following dissolution and the filing of the Certificate of Cancellation, Section 804 of MRULPA grants the General Partner the right, on properly dissolving the Partnership, to wind up the Partnership’s affairs, which may include the liquidation of any other remaining assets.

b.	Liquidation of Any Other Remaining Assets in Wind Up. Other than liquid assets on the balance sheet, the Properties constitute substantially all of the Partnership’s assets, so after the completion of Phase One of this Plan, the Partnership is not likely to have any illiquid assets remaining. To the extent that it has any remaining assets beyond the Properties, the Partnership’s remaining assets may be sold during Phase Two for cash, notes, redemption of equity, or such other assets as may be conveniently liquidated or distributed to the Unit Holders and Limited Partners, upon such terms as the General Partner shall determine, subject to affirmative recommendation of the Consultant. The Partnership shall not authorize or transfer assets pursuant to any sale agreement, unless the General Partner approves the transaction. The General Partner will approve the transaction only if it determines that the consideration to be received by the Partnership in connection with such sale is fair to the Partnership from a financial point of view and the transaction is in the Partnership’s best interests.

c.	Closing of Transfer Books; Announcement of Dissolution, etc. Upon filing the Certificate of Cancellation (the “Dissolution Date”), the General Partner will establish the Dissolution Date as the record date for all liquidating distributions, close the Partnership’s transfer books and cause the Partnership to discontinue recording units and issuing unit certificates. The General Partner will cause the Partnership to issue a press release on the Dissolution Date to announce all of the foregoing actions to the investing public, and thereafter, will file a Current Report Form on 8-K to report these and other related events.

d.	Distribution of Assets upon Winding Up. Section 805 of MRULPA indicates that, upon winding up the Partnership, the General Partner shall distribute assets as follows: a) to creditors, including partners who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Partnership, other than liabilities for distributions to partners under Section 601 or Section 604 of MRULPA; b) except as provided in the governing document(s) of the Partnership, to partners and former partners in satisfaction of liabilities for distributions under Section 601 or Section 604 of MRULPA; and c) except as provided in the governing document(s) to partners, first for the return of their contributions, and second, in proportion to their respective shares of partnership distributions.

e.	Monthly Management Fee. The Property Manager shall receive $20,000 per month for 12 months, from and after the closing date of the sale of the last Property, as a monthly management fee.

f.	Form 15 Filing & De-Registration. As soon as practicable following the completion of the winding-up of the Partnership, the General Partner will file a Form 15 Certificate and Notice of Termination of Registration with the SEC under the Exchange Act to suspend the Partnership’s reporting obligations under the Exchange Act.

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4.	Reserve Fund. The General Partner may authorize the creation of one or more reserve funds to address known liabilities and liquidating expenses, as well as estimated, unknown, or contingent liabilities and expenses. The establishment of a reserve fund may be accomplished by a recording in the Partnership’s accounting ledgers of any accounting or bookkeeping entry, which indicates the reservation of funds for specific payments. Also, a reserve fund may be established by placing cash or property in escrow with an escrow agent for a specified term, accompanied by payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Partnership, or such other successor in interest to the Partnership as may then exist or, if no such entity is then in existence, shall be delivered to the appropriate governmental party or parties in the State of Michigan handling abandoned property. Lastly, reserve funds may be established by any other reasonable means.

5.	Insurance Policies. The General Partner is authorized to procure for itself, as appropriate, one or more insurance policies in reasonable amounts, to account for unknown or unpaid liabilities, as well as liquidating expenses and unknown or contingent liabilities and expenses.

6.	Interpretation; General Authority. The General Partner is hereby authorized to interpret the provisions of the Plan of Dissolution and is hereby authorized and directed to take such actions, to give such notices to creditors, Unit Holders, Limited Partners, and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in its judgment, be necessary or desirable in order to fulfill the Phases of this Plan of Dissolution completely. The death, resignation, or other disability of any individual member of the General Partner shall not impair the authority of the surviving or remaining members of the General Partner to exercise any of the powers provided for in this Plan of Dissolution. Upon such death, resignation, or other disability, the surviving or remaining members of the General Partner shall have the authority to fill the vacancy or vacancies so created, but the failure to fill such vacancy or vacancies shall not impair the authority of the surviving or remaining members of the General Partner to exercise any of the powers provided for in this Plan of Dissolution.

7.	Indemnification. The General Partner shall oversee the maintenance of sufficient assets of the Partnership and/or obtain or maintain such insurance as shall be necessary or advisable to provide for the continued indemnification of the General Partner and its individual members, as well as any such other parties whom the Partnership has agreed to indemnify, to the full extent permitted in the governing document(s) of the Partnership, any existing indemnification agreement(s), and applicable law. Such insurance may include coverage for the periods after the dissolution of the Partnership pursuant to Phase Two of this Plan.

8.	Governing Law. The validity, interpretation and performance of this Plan shall be controlled by and construed under the laws of the State of Michigan.

9.	Abandonment of Plan of Dissolution; Amendment. Prior to approval by the Unit Holders and Limited Partners of this Plan of Dissolution, the General Partner may withdraw and abandon this Plan of Dissolution for any reason in its sole discretion. Following approval by the Unit Holders and Limited Partners of this Plan of Dissolution, the Plan may not be abandoned by the Partnership, except in accordance with applicable law. Notwithstanding approval by the Unit Holders and Limited Partners of this Plan of Dissolution, the General Partner shall have the right to modify or amend this Plan of Dissolution without further action by or approval of the Unit Holders and Limited Partners of the Partnership, to the extent permitted under then-current applicable law.

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ANNEX B

SUNSHINE VILLAGE

SOURCES AND USES of FUNDS

Assumed Closing date:  06/01/17

	List	High	Low	Average
SOURCES of FUNDS
Sales Price (02/01/16)	$22,000,000	$21,000,000	$18,500,000	$19,750,000
CCRE Tax Escrow	147,100	147,100	147,100	147,100
CCRE Ins & Reserves Escrow	282,600	282,600	282,600	282,600
TOTAL SOURCES	$22,429,700	$21,429,700	$18,929,700	$20,179,700

USES of FUNDS
CCRE Mortgage Balance @ 01/31/17	6,241,900		6,241,900		6,241,900		6,241,900
CCRE Mortgage Interest through 01/31/17	27,400		27,400		27,400		27,400
Defeasance Premium	1,327,000		1,327,000		1,327,000		1,327,000
Defeasance Costs (Waterstone)	58,000		58,000		58,000		58,000
Legal Fees	100,000		100,000		100,000		100,000
Property Disposition Fee (2.5%)	550,000		525,000		462,500		493,800
Management Retention Bonuses (1.5%)	330,000		315,000		277,500		296,300
Property Tax Proration	23,800		23,800		23,800		23,800
Transfer Tax	154,000		147,000		129,500		138,300
Title Insurance & Fees	15,000		15,000		15,000		15,000
Prorations	25,000		25,000		25,000		25,000
Security Deposit Refund Liability as of 07/01/16	162,900		162,900		162,900		162,900
Total Loans, Transaction and Closing Costs		9,015,000		8,968,000		8,850,500		8,909,400

Available for Distribution Before Reserves		13,414,700		12,461,700		10,079,200		11,270,300

TOTAL USES		$22,429,700		$21,429,700		$18,929,700		$20,179,700

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WEST VALLEY

SOURCES AND USES of FUNDS

Assumed Closing date:  06/01/17

	List		High		Low		Average
SOURCES of FUNDS
Sales Price (02/01/16)		$29,000,000		$27,750,000		$24,500,000		$26,125,000
CCRE Tax Escrow		40,400		40,400		40,400		40,400
CCRE Ins & Reserves Escrow		89,000		89,000		89,000		89,000
TOTAL SOURCES		$29,129,400		$27,879,400		$24,629,400		$26,254,400

USES of FUNDS
CCRE Mortgage Balance @ 01/31/17	11,703,500		11,703,500		11,703,500		11,703,500
CCRE Mortgage Interest through 01/31/17	51,400		51,400		51,400		51,400
Defeasance Premium	2,375,000		2,375,000		2,375,000		2,375,000
Defeasance Costs (Waterstone)	66,000		66,000		66,000		66,000
Legal Fees	100,000		100,000		100,000		100,000
Property Disposition Fee (2.5%)	725,000		693,800		612,500		653,100
Management Retention Bonuses (1.5%)	435,000		416,300		367,500		391,900
Property Tax Proration	20,500		20,500		20,500		20,500
Title Insurance & Fees	15,000		15,000		15,000		15,000
Prorations	25,000		25,000		25,000		25,000
Security Deposit Refund Liability as of 07/01/16	31,800		31,800		31,800		31,800
Total Loans, Transaction and Closing Costs		15,548,200		15,498,300		15,368,200		15,433,200

Available for Distribution Before Reserves		13,581,200		12,381,100		9,261,200		10,821,200

TOTAL USES		$29,129,400		$27,879,400		$24,629,400		$26,254,400

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EVERY VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

Please detach at perforation before mailing.

PROXY CARD	PROXY CARD

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

SPECIAL MEETING OF THE UNIT HOLDERS AND LIMITED PARTNERS

TO BE HELD ON JANUARY 17, 2017, AT 10:00 AM EASTERN

THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP. The undersigned, revoking all prior proxies, hereby appoints Genesis Associates Limited Partnership, the general partner of the Partnership (the "General Partner"), with full power of substitution, as proxy to represent and vote all units of beneficial assignment of limited partnership interest (each, a "Unit") of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the "Partnership"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Unit Holders and Limited Partners to be held on January 17, 2017, at 10:00 a.m. Eastern Time, or at any postponement or adjournment thereof, at the offices of the partnership at 280 Daines Street, Suite 300, Birmingham, Michigan 48009, upon the matters set forth in the Notice of Special Meeting of the Unit Holders and Limited Partners and Proxy Statement dated November 29, 2016, a copy of which has been received by the undersigned (the "Proxy Statement"). The proxy is further authorized to vote, in its discretion, upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

Unit holders and limited partners are referred to collectively as the "Limited Partners." Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Proxy Statement.

The General Partner recommends a vote FOR the proposal.

VOTE VIA THE INTERNET: www.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-800-337-3503

To change the address on your account, please check the box at right and indicate your new address in the address space below. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

GSC_28381_111716

	YES	NO
I plan to attend the Meeting.	☐	☐

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

EVERY VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting to be held on January 17, 2017

The Proxy Statement and Proxy Card for this Meeting are available at:

https://www.proxy-direct.com/uni-28381

IF YOU VOTE BY TELEPHONE OR INTERNET,

PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED UNIT HOLDERS OR LIMITED PARTNER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS Example:  ☒

■     Proposal

+

1. Approval of the Plan of Dissolution.	FOR	AGAINST	ABSTAIN
	☐	☐	☐

■      Authorized Signatures ─ This section must be completed for your vote to be counted.─ Sign and Date Below

Date (mm/dd/yyyy) ─ Please print date below	Signature 1 ─ Please keep signature within the box	Signature 2 ─ Please keep signature within the box
/ /

608999900109999999999

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